                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

       NAME                        JURISDICTION OF INCORPORATION
       ----                        -----------------------------
       MapInfo Limited                        England
       MapInfo GmbH                           Germany
       MapInfo Australia Pty Ltd.            Australia